SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2007 (June 13, 2007)

UNITED HERITAGE CORPORATION
(Exact name of registrant as specified in Charter)

Utah	0-9997	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

200 North Loraine, Suite 400
Midland, Texas 79701
(Address of Principal Executive Offices)

432-686-2618
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule or Standard

On June 15, 2007 we received a letter from The Nasdaq Stock Market indicating that, for a period of 30 consecutive business days, the bid price of our common stock closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4). According to the letter, we have until December 12, 2007 to regain compliance.

If we cannot demonstrate compliance by December 12, 2007, The Nasdaq Stock Market staff will determine whether we meet The NasdaqCapital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If we meet the initial listing criteria, we will be granted an additional 180 calendar day compliance period. If we are not eligible for an additional compliance period, our securities will be delisted. We may appeal this determination.

Item 8.01	Other Events

On June 13, 2007 Lothian Oil Inc., our largest shareholder, filed for protection under Chapter 11 of the U.S. Bankruptcy Code. In the past, we relied on Lothian Oil Inc. to provide funds for our operations. We do not know what effect this action will have on our ability to continue our operations.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 Letter dated June 15, 2007 from The Nasdaq Stock Market
Exhibit 99.2 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2007

UNITED HERITAGE CORPORATION

By:	/s/C. Scott Wilson
C. Scott Wilson, Chief Executive Officer